UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2009

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, the Compensation and Benefits Committee (the “PVR Committee”) of the Board of Directors of Penn Virginia Resource GP, LLC (the “PVR GP”), the general partner of Penn Virginia Resource Partners, L.P. (“PVR”), approved a form of grant agreement for phantom unit awards made under the PVR GP Fifth Amended and Restated Long-Term Incentive Plan (the “PVR LTIP”).

As provided in the PVR LTIP and the award agreement, each phantom PVR unit granted entitles the grantee to receive one PVR common unit upon vesting, which occurs over a three-year period, with one-third of each award vesting on the first, second and third anniversaries of the grant date unless (i) the phantom unitholder’s employment terminates for any reason other than death or disability, in which event any unvested phantom PVR units are forfeited unless otherwise determined by the PVR Committee, or (ii) the phantom unitholder dies, becomes disabled or becomes retirement eligible, which is defined as reaching age 62 and completing 10 years of consecutive service with the PVR GP or its affiliate, or there occurs a change of control, in which events all restrictions lapse. Payments of the phantom PVR unit awards will be made in common units (or, at the request of the phantom unitholder and upon the approval of the PVR Committee, an amount of cash equal to the fair market value of PVR’s common units) at the time of vesting, unless vesting occurs early on account of becoming retirement eligible, in which event payments will be made when such phantom units would have originally vested, even if that is after retirement. The phantom unitholder is also entitled to distribution equivalents.

Penn Virginia GP Holdings, L.P. (“PVG”), the registrant for purposes of this Current Report on Form 8-K, owns an approximately 37% limited partner interest in PVR and 100% of the PVR GP, which holds the 2% general partner interest in PVR.

A copy of the form of phantom PVR unit award agreement, as approved by the PVR Committee, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2009, the Board of Directors of PVG GP, LLC (the “General Partner”), the general partner of PVG, approved amendments to Section 7.7 of the Second Amended and Restated Agreement of Limited Partnership of PVG (the “Partnership Amendment”). The Partnership Amendment clarifies that the rights to both indemnification and advancement of expenses provided in Section 7.7 vest upon a person’s election to the Board of Directors of the General Partner or as an officer of the General Partner.

On February 19, 2009, the Board of Directors of the PVR GP approved amendments to Section 7.7 of the Third Amended and Restated Agreement of Limited Partnership of PVR (the “PVR Partnership Amendment”). The PVR Partnership Amendment clarifies that the rights to both indemnification and advancement of expenses provided in Section 7.7 vest upon a person’s election to the Board of Directors of the PVR GP or as an officer of the PVR GP.

Copies of the Partnership Amendment and the PVR Partnership Amendment are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Penn Virginia GP Holdings, L.P.

3.2	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 of Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on February 24, 2009).

10.1	Form of Agreement for Phantom Unit Awards under the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on February 24, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2009

Penn Virginia GP Holdings, L.P.

By:	PVG GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
3.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Penn Virginia GP Holdings, L.P.

3.2	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 of Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on February 24, 2009).

10.1	Form of Agreement for Phantom Unit Awards under the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on February 24, 2009).